Exhibit 21.1
lululemon athletica inc.
SUBSIDIARIES OF THE REGISTRANT
Listed below are the subsidiaries of lululemon athletica inc. as of February 3, 2019. The list indicates the respective jurisdiction of incorporation or organization of each entity.
DELAWARE
8890 LLC
Lincoln Park LLC
NEVADA
lululemon usa inc.
ALBERTA
Lululemon Callco ULC
BRITISH COLUMBIA
Lulu Canadian Holding Inc.
lululemon athletica canada inc.
0902600 B.C. Ltd.
ivivva athletica canada inc.
Constellation Capital Ltd.
410 Bernard Avenue Holdings Ltd.
630321 B.C. Ltd.
CANADA
7923040 Canada Inc.
VICTORIA
lululemon athletica australia holding Pty Ltd.
lululemon australia Pty Ltd.
NEW ZEALAND
lululemon athletica new zealand limited
HONG KONG SPECIAL ADMINISTRATIVE REGION
lululemon HK Limited
JAPAN
lululemon athletica JP GK(1)
PEOPLE’S REPUBLIC OF CHINA
lululemon athletica Trading (Shanghai) Co., ltd.(1)
KOREA
lululemon athletica Korea ltd.
MACAO SPECIAL ADMINISTRATIVE REGION
Lululemon Macau Limited
MALAYSIA
lululemon athletica Malaysia Sdn. Bhd.
SINGAPORE
lululemon athletica SG Pte. ltd.

TAIWAN PROVINCE
lululemon athletica TW ltd.(1)

DENMARK
lululemon athletica DK ApS
FRANCE
lululemon athletica FR SARL
GERMANY
lululemon athletica DE GmbH
IRELAND
lululemon athletica Ireland Limited
LUXEMBOURG
lululemon LU holdings S.a.r.l.
NETHERLANDS
lululemon athletica NL BV
NORWAY
lululemon athletica Norway AS
SWEDEN
lululemon Sweden AB
SWITZERLAND
lululemon athletica CH GmbH
UNITED KINGDOM
lululemon athletica UK ltd.

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(1)	This is the English equivalent name.